Exhibit 10.44

U.S. Small Business Administration

U.S. Small Business Administration NOTE (CDC/504 LOANS)

SBA Loan #	48203750-01
SBA Loan Name	College Park Healthcare
Date	SEPTEMBER 6, 2011
Loan Amount	$2,034,000.00
Borrower	CP Property Holdings, LLC
Operating Company	CP Nursing, LLC
CDC	Economic Development Corporation of Fulton County

Funding Date: October 12, 2011	* Interest Rate: %

First Payments Due: November 1, 2011	* P&I Amount: $

Note Maturity Date: October 1, 2031	* Monthly Payment: $

(* blank at signing)

1.                                       PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of CDC the amount of Two Million Thirty Four Thousand and No/100 Dollars, interest on the unpaid principal balance, the fees specified in the Servicing Agent Agreement, and all other amounts required by this Note.

2.                                       DEFINITIONS:

“Collateral” means any property taken as security for payment of this Note or any guarantee of this Note.

“Debenture” means the debenture issued by CDC to fund the Loan.

“Guarantor” means each person or entity that signs a guarantee of payment of this Note.

“Loan” means the loan evidenced by this Note.

“Loan Documents” means the documents related to this loan signed by Borrower, any Guarantor, or anyone who pledges collateral.

“SBA” means the Small Business Administration, an Agency of the United State of America.

“Servicing Agent Agreement” means the agreement between the Borrower and the CDC that, among other things, appoints a servicing agent (“Servicing Agent”) for this Note.

3.                                       INTEREST RATE AND PAYMENTS:

The terms of the Debenture sale will establish the interest rate, P&I amount, and Monthly Payment for this Note.  Borrower acknowledges that these terms are unknown when Borrower signs this Note.

A.                                   Once established, the interest rate is fixed.  Interest begins to accrue on the Funding Date.

B.                                     Monthly Payments are due on the first business day of each month, beginning on the First Payment Date and continuing until the Note Maturity Date, when all unpaid amounts will be due.  Borrower must pay at the place and by the method the Servicing Agent or CDC designates.  The Monthly Payment includes the monthly principal and interest installment (P & I Amount), and the monthly fees in the Servicing Agent Agreement.  The Servicing Agent will apply regular Monthly Payments in the following order:  1) monthly fees, 2) accrued interest, and 3) principal.

4.                                       LATE-PAYMENT FEE:

CDC charges a late fee if the Servicing Agent receives a Monthly Payment after the fifteenth day of the month when it is due.  The late fee is five percent of the payment amount, or $100.00, whichever is greater.  The late fee is in addition to the regular Monthly Payment.

5.                                       RIGHT TO PREPAY:

Borrower may prepay this Note in full on a specific date each month set by the Servicing Agent.  Borrower may not make partial prepayments.  Borrower must give CDC at least 45 days’ prior written notice.  When it receives the notice, CDC will give Borrower prepayment instructions.  At least 10 days before the payment date, Borrower must wire a non-refundable deposit of $1,000 to the Servicing Agent.  The Servicing Agent will apply the deposit to the prepayment if Borrower prepays.  In any prepayment, Borrower must pay the sum of all of the following amounts due and owing through the date of the next semi-annual Debenture payment:

A.                                   Principal balance;

B.                                     Interest;

C.                                     SBA guarantee fees;

D.                                    Servicing agent fees;

E.                                      CDC servicing fees;

F.                                      Late fees;

G.                                     Expenses incurred by CDC for which Borrower is responsible; and

H.                                    Any prepayment premium.

6.                                       PREPAYMENT PREMIUM:

If Borrower prepays during the first half of the Note term, Borrower must pay a prepayment premium.  The formula for the prepayment premium is specified in the Debenture and may be obtained from CDC.

7.                                       DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower or Operating Company:

A.                                   Fails to do anything required by this Note and other Loan Documents;

B.                                     Defaults on any other loan made or guaranteed by SBA;

C.                                     Does not preserve, or account to CDC’s satisfaction for, any of the Collateral or its proceeds;

D.                                    Does not disclose, or anyone acting on their behalf does not disclose, any material fact to CDC or SBA;

E.                                      Makes, or anyone acting on their behalf makes, a materially false or misleading representation to CDC or SBA;

F.                                      Defaults on any loan or agreement with another creditor, if CDC believes the default may materially affect Borrower’s ability to pay this Note.

G.                                     Fails to pay any taxes when due;

H.                                    Becomes the subject of a proceeding under any bankruptcy or insolvency law;

I.                                         Has a receiver or liquidator appointed for any part of their business or property;

J.                                        Makes an assignment for the benefit of creditors;

K.                                    Has any adverse change in financial condition or business operation that CDC believes may materially affect Borrower’s ability to pay this Note;

L.                                      Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without CDC’s prior written consent, except for ownership changes of up to 5 percent beginning six months after the Loan closes; or

M.                                 Becomes the subject of a civil or criminal action that CDC believes may materially affect Borrower’s ability to pay this Note.

8.                                       CDC’S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, CDC may:

A.                                   Require immediate payment of all amounts owing under this Note;

B.                                     Collect all amounts owing from any Borrower or Guarantor;

C.                                     File suit and obtain judgment;

D.                                    Take possession of any Collateral; or

E.                                      Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.

9.                                       CDC’S GENERAL POWERS:

Without notice and without Borrower’s consent, CDC may:

A.                                   Bid or buy at any sale of Collateral by Lender or another lienholder, at any price it chooses;

B.                                     Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral.  Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney’s fees and costs.  If CDC incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

C.                                     Release anyone obligated to pay this Note;

D.                                    Compromise, release, renew, extend or substitute any of the Collateral; and

E.                                      Take any action necessary to protect the Collateral or collect amounts owing on this Note.

10.                                 FEDERAL LAW:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations.  CDC or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes.  By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability.  As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

11.                                 SUCCESSORS AND ASSIGNS:

Under this Note, Borrower and Operating Company include the successors of each, and CDC includes its successors and assigns.

12.                                 GENERAL PROVISIONS:

A.                                   All individuals and entities signing this Note are jointly and severally liable.

B.                                     Borrower authorizes CDC, the Servicing Agent, or SBA to complete any blank terms in this Note and any other Loan Documents.  The completed terms will bind Borrower as if they were completed prior to this Note being signed.

C.                                     Borrower waives all suretyship defenses.

D.                                    Borrower must sign all documents necessary at any time to comply with the Loan Documents and to enable CDC to acquire, perfect, or maintain CDC’s liens on Collateral.

E.                                      CDC may exercise any of its rights separately or together, as many times and in any order it chooses.  CDC may delay or forgo enforcing any of its rights without giving any up.

F.                                      Borrower may not use an oral statement to contradict or alter the written terms of, or raise a defense to, this Note.

G.                                     If any part of this Note is unenforceable, all other parts remain in effect.

H.                                    To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor.  Borrower also waives any defenses based upon any claim that CDC did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

13.                                 STATE-SPECIFIC PROVISIONS:

Time is of the essence of this Note.

14.                                 BORROWER’S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

IN WITNESS WHEREOF, CP Property Holdings, LLC has executed this Note under seal this 6th day of September, 2011.

BORROWER:

CP Property Holdings, LLC

BY:	/s/ Christopher Brogdon
CHRISTOPHER BROGDON

TITLE: Manager

ASSIGNMENT:  CDC assigns this Note to SBA.

Economic Development Corporation of Fulton County

By:	/s/ Eugene Merriday	Date: 9/6,2011

Typed Name:  Eugene Merriday, authorized officer of CDC.